Exhibit 32.1
                                  CERTIFICATION

  I, Dean L. Cash, Chief Executive Officer of ATEL Financial Services, LLC, Managing Member of ATEL Capital Equipment Fund VII, LLC (the "Company"), certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C.
  Section 1350, that:

   1. The Quarterly Report on Form 10-Q of the Company for the quarter ended March 31, 2005 (the "Report") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 (15 U.S.C. 78m); and
   2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

  Date:      May 13, 2005




  /s/ Dean L. Cash
  Dean L. Cash
  President and Chief Executive
  Officer of Managing Member



  A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.